EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alexion Pharmaceuticals, Inc. of our report dated February 4, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alexion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 30, 2020